As filed with the Securities and Exchange Commission on February 27, 2013.
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

Mylan Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)
1500 Corporate Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan
(Full Title of Plans)

John D. Sheehan
Executive Vice President and
Chief Financial Officer
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Telephone: (724) 514-1800
Facsimile: (724) 514-1870
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.50 per share	32,800,000	$28.28	$927,584,000.00	$126,522.46

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued under the plan to prevent dilution resulting from a stock split, stock dividends, or similar transactions.
(2) The maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the The NASDAQ Global Select Stock Market on February 27, 2013.

Explanatory Note

This Registration Statement on Form S-8 is being filed by Mylan Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 32,800,000 shares of the Registrant’s common stock, par value $0.50 per share, for issuance pursuant to the Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-111076, filed with Commission on December 11, 2003, are incorporated herein by reference.

Part II
Information Required in the Registration Statement

Item 8. Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit No.	Description
5	Legal Opinion of Wilson Sonsini Goodrich & Rosati
10.1
Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4(a) to Form 10-K for the fiscal year ended December 31, 2012, and incorporated herein by reference)

23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in the legal opinion filed as Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24.0	Power of Attorney (included on the signature page of this Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on February 27, 2013.

Mylan Inc.
By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Coury, Heather Bresch, John D. Sheehan, and Daniel C. Rizzo, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

By: /s/ Robert J. Coury Robert J. Coury	Executive Chairman of the Board	February 27, 2013
By: /s/ Heather Bresch Heather Bresch	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2013
By: /s/ John D. Sheehan John D. Sheehan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2013
By: /s/ Daniel C. Rizzo, Jr. Daniel C. Rizzo, Jr.	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	February 27, 2013
By: /s/ Rodney L. Piatt Rodney L. Piatt	Lead Independent Director and Vice Chairman of the Board	February 27, 2013
By: /s/ Wendy Cameron Wendy Cameron	Director	February 27, 2013
By: /s/ Robert J. Cindrich Robert J. Cindrich	Director	February 27, 2013
By: /s/ Neil Dimick Neil Dimick	Director	February 27, 2013
By: /s/ Melina Higgins Melina Higgins	Director	February 27, 2013
By: /s/ Douglas J. Leech Douglas J. Leech	Director	February 27, 2013
By: /s/ Rajiv Malik Rajiv Malik	President and Director	February 27, 2013
By: /s/ Joseph C. Maroon, M.D. Joseph C. Maroon, M.D.	Director	February 27, 2013
By: /s/ Mark W. Parrish Mark W. Parrish	Director	February 27, 2013
By: /s/ C.B. Todd C.B. Todd	Director	February 27, 2013
By: /s/ R.L. Vanderveen, Ph.D., R.Ph R.L. Vanderveen, Ph.D., R.Ph	Director	February 27, 2013

Exhibit Index

Exhibit No.	Description
5	Legal Opinion of Wilson Sonsini Goodrich & Rosati
10.1
Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4(a) to Form 10-K for the fiscal year ended December 31, 2012, and incorporated herein by reference)

23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in the legal opinion filed as Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included on the signature page of this Registration Statement)